AMENDED AND RESTATED
                           CNG OFFICERS' RETIREMENT PLAN



        Upon the retirement of an officer from the service of the Corporation, the following benefits will be payable by the Corporation:
        1.   Retirement at Normal Retirement Date.
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             The annual amount payable by the Corporation to the officer who retires on or after his/her normal retirement date shall be equal to the greater of:
             (i) sixty percent (60%) of his/her highest rate of annual salary, plus one percent (1%) of her/her highest rate of annual salary for each year of service in excess of twenty-five (25), not to exceed five percent (5%) (65% total maximum) for officers with thirty (30) of more years of service, reduced by (a) the full amount of retirement benefits payable to him/her in the first year following retirement under any defined benefit pension plan of this Corporation; (b) the full amount of retirement benefits payable to him/her in the first year following retirement under all other defined benefit pension programs from which he/she is entitled to receive benefits on account of any prior employment;
        and (c) fifty percent (50%) of social security benefits payable to each participant unless such offset would reduce the benefit payable below what otherwise would be paid based upon salaries in effect on December 31, 1991, such that (a), (b) and (c) are to be calculated before the effect of any option elected by the officer under the plans referred to in paragraphs (a) and (b); or
              (ii) the excess of (A) the benefit that would have been provided under the Pension Plan if the limits imposed by the Federal tax laws
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         upon benefits under qualified plans (i.e., the limits under Section
         415 and Section 401(a)(17) of the Internal Revenue Code) did not apply, over (B) the benefit actually payable under the Pension Plan.
        2.   Retirement at or After Age Sixty.  The annual amount payable by
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   the Corporation if an officer retires early, but at or after age sixty
   (60), shall be equal to the greater of:
              (i)  sixty percent (60%) of his/her highest rate of annual salary, plus one percent(1%) of his/her highest rate of annual salary for each year of service in excess of twenty-five (25), not to exceed five percent (5%) (65% total maximum) for officers with thirty (30) or more years of service, reduced by (a) the full amount of retirement benefits payable to him/her in the first year following retirement under any defined benefit pension plan of this Corporation; (b) the full amount of retirement benefits payable to him/her in the first year following retirement under all other defined benefit pension programs from which he/she is entitled to receive benefits on account of any prior employment; and (c) fifty percent (50%) of social security benefits payable to each participant unless such offset would reduce the benefit payable below what otherwise would be paid based upon salaries in effect on December 3, 1991, such that (a), (b) and (c) are to be calculated before the effect of any option he/she has elected under the plans referred to in paragraphs (a) and (b); or
             (ii) the excess of (A) the benefit that would have been provided under the Pension Plan if the limits imposed by the Federal tax laws

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         upon benefits under qualified plans (i.e., the limits under Section
         415 and Section 401(a)(17) of the Internal Revenue Code) did not apply, over (B) the benefit actually payable under the Pension Plan.
        3.   Methods of Payment
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             (a)  Unmarried Officers.  If an officer is unmarried at the time
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   benefits commence, then his/her benefits hereunder shall be monthly payments payable in the form of an annuity for his/her lifetime, and if the officer dies prior to the completion of 120 payments hereunder, then any remaining payments shall continue to be made to his/her beneficiary or beneficiaries. An officer shall have the right to designate a beneficiary on such forms as the Corporation shall provide. In the event that there is no effective beneficiary designation form on file with the Corporation at the time of the officer's death, any remaining payments shall be paid to his/her surviving spouse, if any; otherwise to his/her surviving issue, PER STIRPES; and in the further event that the officer is not survived by any issue, then any remaining payments shall be made to his/her estate for the duration of the 120 payment period.
             (b)  Married Officers.  If an officer is married at the time
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   benefits commence, then benefits hereunder shall be monthly payments payable in the form of an annuity for his/her lifetime and, at his/her death, remaining payments shall be made to his/her surviving spouse, if he/she survives him/her, at a rate which is 66-2/3% of the amount of benefit payment during his/her lifetime. However, if the officer had completed at least 15 but less than 21 years of service, the surviving spouse benefit otherwise payable shall be increased by an amount equal to five percent (5%)of the surviving spouse benefit which would have been
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   payable if benefits were payable as a joint and fifty percent (50%)
   survivor annuity. If the officer had completed at least 21 but les than 31 years of service, then the surviving spouse benefit otherwise payable shall be increased by an amount equal to 10% of the surviving spouse benefit which would have been payable if benefits were payable as a joint and 50% survivor annuity. If the officer had completed thirty-one (31) or more years of service, the surviving spouse benefit otherwise payable shall be increased by an amount equal to 15% of the surviving spouse benefit which would have been payable if benefits were payable as a joint and fifty percent (50%) survivor annuity.
             (c)  Actuarial Equivalence.  The amount of benefits payable under
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   this plan is expressed in the form of a life annuity with no death benefits. Benefit payments under the alternative set forth in this Section 3 (excluding the additional surviving spouse benefits above the basic 66-2/3% amount) shall be actuarially equivalent to that form of benefit.
   The determination of actuarial equivalence shall be made by actuaries hired by the Corporation.
        4.   Retirement on Account of Disability.  The annual amount payable
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   by the Corporation if an officer retires from the Corporation on account of disability because of illness or injury of such severity that the officer is unable to perform the usual duties of his/her employment with the Corporation as conclusively determined by the Board of Directors, shall be an amount equal to the greater of:
              (i)  sixty percent (60%) of his/her highest rate of annual salary, plus one percent (1%) of his/her highest rate of annual salary for each year of service in excess of twenty-five (25), not to exceed five percent (5%) (65% total maximum) for officer with thirty
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         (30) or more years of service, reduced by (a) the full amount of disability or  retirement benefit payable to him/her in the first year following his/her disability retirement under any defined benefit pension plan of this Corporation; (b) the full amount of retirement benefits payable to him/her in the first year following retirement under all other defined benefit
         pension programs from which he/she is entitled to receive
         benefits on account of prior employment; and (c) fifty percent
         (50%) of social security benefits payable to each participant unless such offset would reduce the benefit payable below what otherwise would be paid based upon salaries in effect on
         December 31, 1991, such that (a), (b) and (c) are to be
         calculated before the effect of any option he/she elected under the plans referred to in paragraphs (a) and (b); or
               (ii) the excess of (A) the benefit that would have been
               provided under the Pension Plan if the limits imposed by the Federal tax laws upon benefits under qualified plans (i.e., the limits under Section 415 and Section 401(a)(17) of the Internal Revenue Code) did not apply, over (B) the benefit actually payable under the Pension Plan.
        5.   Death of Officer
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             (a)  Before Retirement.  If the officer should die while actively
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   employed by the Corporation and prior to his/her actual retirement, and if the officer is survived by a spouse to whom he/she was married for at least one (1) year at the time of death, then benefits under this Officers' Retirement Plan shall be payable to such surviving spouse as follows:





                  (1) If the officer had not attained age sixty (60) at the time of his/her death, benefits for the surviving spouse shall be equal to forty percent (40%) of the officer's highest rate of annual salary, reduced by (a) the full amount of preretirement survivor annuity benefits payable to the surviving spouse in the first year following the officer's death under any defined benefit pension plan of this Corporation; and (b) the full amount of survivor annuity benefits payable to the surviving spouse in the first year following the officer's death under all other defined benefit pension programs on account of any prior employment of the officer. Benefits shall commence as of the first day of the month following the officer's death and shall be payable for the balance of the surviving spouse's lifetime.
                  (2) If the Participant had attained age sixty (60) at the time of his/her death, benefits for the surviving spouse shall be computed as if the Participant had retired on the day before his/her death, and based upon the service of the officer at that time. Benefits shall be calculated in accordance with the applicable provisions of paragraph (b) of
   Section 3, relating to remaining payments to the surviving spouse following the death of the officer. Benefits shall commence as of the first day of the month following the officer's death and shall be payable for the balance of the surviving spouse's lifetime.
                  (3) If the officer should die prior to his/her actual retirement, and if the officer is unmarried or if he/she was not married to his/her spouse for at least one (1) year at the time of the officer's death, no benefit will be paid under this Officer's Retirement Plan.
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             (b)  After Retirement.  If the officer dies after actual
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   retirement, no benefit will be paid under the Officer's Retirement Plan, except for any benefits payable to the surviving spouse or beneficiaries in accordance with Section 3.
        6.   Maximum Retirement Benefit.  No benefits shall be payable under
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   this plan if the officer's benefit under all such pension programs equal or exceed sixty percent (60%) of his/her highest rate of annual salary, unless the officer completed more than twenty-five (25) years of service with the Corporation, in which case the maximum shall be increased by 1% for each year of service greater than twenty-five (25), but not in excess of thirty
   (30) years of service (65% total maximum).  The preceding sentence shall not prevent the payment of benefits to the extent provided for in Sections 1(ii), 2(ii), or 4(ii) of this Plan.
        7.   Officers Covered.  This Plan shall apply to all current officers
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   of the Corporation designated as such by resolution of the Board of
   Directors at its organizational meeting, and such other officers as the Board of Directors may from time to time designate as eligible for this Plan.
        8.   Retirement with Short-Term Service.  The benefits payable under
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   this Plan on account of the retirement of an officer who had been an employee of the Corporation for less than fifteen years at the time of his/her retirement will be reduced in the proportion that his/her years of service, rounded to the nearest full year, are to fifteen.
        9.   Nonassignability.  No right or interest of any participant or
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   beneficiary in the Plan shall be transferable or assignable or shall be subject to alienation, anticipation or encumbrance, and no right or
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   interest of any participant in the Plan or his beneficiary in the Plan shall be subject to any garnishment, attachment or execution. An eligible officer has only the Corporation's unsecured promise to pay benefits under this Plan and has the status of an unsecured general creditor. No officer receives any right against or security interest in any Fund used to provide benefits hereunder, and any fund shall at all times remain subject to claims of general creditors of the Corporation.
        10.  Commencement of Benefit Payments.  Benefit payments hereunder
             --------------------------------
   shall commence as of the first day of the month following retirement.
        11.  Amendment and Termination.  The benefits payable under this Plan
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   may be terminated by the Board of Directors of the Corporation at any time, and all the provisions of the resolution may be amended, modified, suspended, or terminated by the Board of Directors at any time. Upon termination, all benefits payable or to be payable under this Plan shall cease.
        12.  Salary.  For purposes of this Plan, the term "salary" shall mean
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   base salary, inclusive of any base salary reductions made at the officers'
   election under any qualified or non-qualified plan of deferred compensation maintained by the Corporation or under any cafeteria plan maintained by the Corporation, but exclusive of bonuses, incentive payments, stock options, grants, dividends or payments in lieu of dividends, and any other additional compensation received by the officer from the Corporation.
        13.  Administration.
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             (a)  Appointment of Committee.  Except as otherwise expressly
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   provided herein, the Plan shall be administered by the Compensation
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   Committee (the "Committee") of the Board of Directors of the Corporation.
   Vacancies on the Committee shall be filled by the Board of Directors.
             (b)  Election of Chairman; Quorum; Majority Vote.  The Board of
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   Directors also shall elect a member of the Committee as Chairman.  The
   Committee shall appoint a Secretary who may, but need not, be a member of the Committee. The Committee may authorize one or more of their number, or the Secretary of the Committee, to execute or deliver any instrument or give any instruction on its behalf. The majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. Any determination or action of the Committee may be make or taken by a majority of the members present at any meeting thereof, or without a meeting, by a resolution or written memorandum signed by all of the members then in office. No member of the Committee who is
   (or was) a Participant shall participate in any Committee deliberations or decisions relating solely to himself/herself.
             (c)  Duties.  Subject to the provisions of this Plan, the
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   Committee shall have the discretionary authority to operate, interpret and construe this Plan, to make all computations of benefits hereunder and to determine all questions of eligibility, status and rights of officers and their spouses or beneficiaries hereunder. The Committee may establish rules for the transaction of its business and the administration of the Plan. The Committee shall establish a claims procedure under this Plan.
   Any determination or action of the Committee respecting the administration of this Plan shall be final, conclusive and binding on all persons having an interest herein.
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        14.  Facility of Payment.  If the Committee determines after receipt
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   of evidence satisfactory to it, that any officer, spouse or beneficiary, as the case may be, to whom a payment is due hereunder is incompetent by reason of physical or mental disability or is a minor, the Committee shall have the power to cause the payments becoming due to such officer, spouse or beneficiary to be made to another for the benefit of the officer, spouse or beneficiary, without responsibility of the Corporation or the Committee to see the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Corporation and the Committee.



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